Calculation of Filing Fee Tables
S-3
Xenia Hotels & Resorts, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, $0.01 par value per share	415(a)(6)			$ 200,000,000.00			S-3	333-274012	08/16/2023	$ 22,783.83
			Total Offering Amounts:				$ 200,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Xenia Hotels & Resorts, Inc. (the "registrant") previously filed a prospectus supplement, dated August 16, 2023 (the "2023 Prospectus Supplement"), pursuant to the Registration Statement on Form S-3 (Registration No. 333-274012), filed with the Securities and Exchange Commission on August 16, 2023 (the "Prior Registration Statement"), relating to the offer and sale of shares of Common Stock of Xenia Hotels & Resorts, Inc. ("Common Stock") having an aggregate offering price of up to $200,000,000 under an "at-the-market" program. No shares of Common Stock have been sold under the 2023 Prospectus Supplement, and shares of common stock with a maximum aggregate offering price of $200,000,000 remain unsold (the "Carry Forward Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fees totaling $22,783.83 that were previously paid on August 16, 2023 with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement was deemed terminated as of the effective date of the registrant's new registration statement on Form S-3 (File No. 333-297983), filed with the SEC on August 5, 2026. As a result, no additional filing fee is due.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $200,000,000.00. The prospectus is a final prospectus for the related offering.